UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2021

BERRY GLOBAL GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street

Evansville, Indiana 47710

 (Address of principal executive offices / Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BERY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 24, 2021, upon approval by Berry Global Group, Inc. (the “Company”) stockholders at the Company’s Annual Meeting (as defined below), the Company adopted the Amended and Restated Berry Global Group, Inc. 2015 Long-Term Incentive Plan (as amended and restated, the “Plan”) to, among other things, increase the number of shares of common stock reserved for issuance by 8,250,000 shares.

For a summary of the terms and conditions of the Plan, see “Proposal 5: Approval of Amendment and Restatement of the Berry Global Group, Inc. 2015 Long-Term Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 22, 2021 (the “Proxy Statement”), which description is incorporated herein by reference.  That summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2021, the Company amended its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to reduce the ownership threshold required to call a special meeting of stockholders to stockholders from 25% to at least 15% of the outstanding common stock of the Company (the “Charter Amendment”).

The Charter Amendment was previously approved by the board of directors (the “Board”) of the Company, subject to stockholder approval, and approved by the Company’s stockholders at the Annual Meeting of Stockholders held on February 24, 2021, as further described in Item 5.07 below.

As a result of the stockholder approval of the Charter Amendment, the Board approved an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”), which became effective as of February 24, 2021, reflecting corresponding changes to Article II, Section 2.2 of the Bylaws.

The foregoing description of the amendments to the Certificate of Incorporation and Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation, as amended, and the Bylaws, as amended and restated. Copies of the Charter Amendment and the amended Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 24, 2021, the Company held its Annual Meeting of Stockholders at the Tropicana Executive Conference Center located at 450 NW Riverside Dr., Evansville, Indiana 47708 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the five proposals described below. The proposals presented at the Annual Meeting are described in detail in the Company’s Proxy Statement.

As of the record date for the Annual Meeting, there were 133,893,860 shares of common stock issued and outstanding and entitled to vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 123,681,038 shares of common stock, or 92.37% of the issued and outstanding shares of common stock, were represented in person or by proxy.

The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item 1:	Election of Directors.

Name	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
B. Evan Bayh	116,197,563	2,868,348	7,252	4,607,875
Jonathan F. Foster	116,690,599	2,373,248	9,316	4,607,875
Idalene F. Kesner	118,895,701	171,195	6,267	4,607,875
Jill A. Rahman	119,003,590	63,052	6,521	4,607,875
Carl J. Rickertsen	117,088,857	1,975,159	9,147	4,607,875
Thomas E. Salmon	115,150,120	3,808,552	114,491	4,607,875
Paula A. Sneed	118,996,398	69,767	6,998	4,607,875
Robert A. Steele	118,982,554	80,997	9,612	4,607,875
Stephen E. Sterrett	118,997,704	66,007	9,452	4,607,875
Scott B. Ullem	117,293,729	1,771,607	7,827	4,607,875

Item 2:	Ratification of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending October 2, 2021.

Votes For	Votes Against	Abstentions
118,658,856	5,003,527	18,655

Item 3:	Advisory, non-binding vote to approve the Company’s executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
115,746,585	3,285,929	40,649	4,607,875

Item 4:	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the ownership threshold required for stockholders to call a special meeting of stockholders from 25% to 15% of the Company’s outstanding common stock.

Votes For	Votes Against	Abstentions	Broker Non-Votes
118,622,698	383,231	67,234	4,607,875

Item 5:	Approval of the Company’s Amended and Restated 2015 Long-Term Incentive Plan to, among other things, increase the number of shares of common stock reserved for issuance by 8,250,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
110,981,604	8,070,920	20,639	4,607,875

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Berry Global Group, Inc.
3.2	Amended and Restated Bylaws, as amended and restated effective as of February 24, 2021
10.1	Amended and Restated Berry Global Group, Inc. 2015 Long-Term Incentive Plan, effective February 24, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY GLOBAL GROUP, INC.
(Registrant)

Dated: February 25, 2021	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary